Exhibit 99

INVESTOR CONTACT:
Fay West
Senior Vice President and Chief
763-540-1600

Tennant Company Reports 2022 First Quarter Results

●	First quarter net income of $10.3 million on net sales of $258.1 million, representing 0.8% organic sales growth

●	Continued strong market demand results in record sales backlog

●	First quarter adjusted EBITDA of $27.9 million, or 10.8% of sales; adjusted diluted EPS of $0.73

●	Company updates 2022 GAAP earnings guidance in range of $4.15 to $4.75 per diluted share and adjusted EBITDA of $140 million to $155 million

MINNEAPOLIS, Apr. 28, 2022—Tennant Company (“Tennant” or the “Company”) (NYSE: TNC), a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world, today reported its first quarter results for 2022.

“Overall, our first quarter financial performance aligns with our expectations and demand for our products and services remains strong, achieving pre-pandemic demand levels. We continue to take actions to offset inflationary pressures and increase production to serve our customers as we navigate through current operating conditions,” said Dave Huml, Tennant Company’s President and Chief Executive Officer. “Entering 2022, we expected that the availability of components would constrain our production, but anticipated that as we progressed throughout the year, market conditions would begin moderating and stabilizing. Based on the current macroeconomic outlook, we now believe that recovery efforts will be more back-end weighted. As such, we are lowering our full-year guidance for adjusted EBITDA from $145 to $160 million to $140 to $155 million."

2022 First-Quarter Results

(In millions)	Three Months Ended
	March 31,
	2022	2021	Change
Net sales	$258.1	$263.3	-2.0%
Net income	$10.3	$25.7	-59.9%
Gross margin	38.3%	43.0%	-4.7%
Adjusted EBITDA	$27.9	$40.7	-31.4%
Adjusted EBITDA margin	10.8%	15.5%	-4.7%

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Page 2 – Tennant Company Reports 2022 First-Quarter Results

Consolidated net sales in the first quarter of 2022 totaled $258.1 million, a 2.0% decrease as compared to consolidated net sales of $263.3 million in the first quarter of 2021. Overall demand remained strong; however, diminished parts availability resulted in increased backlog levels.

The 2.0% decrease in consolidated net sales in the first quarter of 2022 as compared to the same period in 2021 was driven by:

●	Net unfavorable impact from foreign currency exchange across all regions of approximately 2.2%;
●

Organic sales increase of approximately 0.8%, which excludes the effects of foreign currency exchange and divestitures. The organic sales increase was primarily due to the impact of higher selling prices across all regions, partly offset by volume declines resulting from continued supply chain constraints; and

●	Unfavorable impact from the divestiture of our Coatings business in the first quarter of 2021 of 0.6%.

Gross margin was 38.3% in the first quarter of 2022, compared to 43.0% in the prior-year period. The decrease was attributed mainly to material inflation and higher freight costs, which were partly offset by price increases. While lower than the prior-year period, gross margin improved 189 basis points compared to the fourth quarter of 2021. Adjusted EBITDA was $27.9 million in the first quarter of 2022 compared to $40.7 million in the prior-year period. The decrease in adjusted EBITDA was primarily due to lower margins, partly offset by lower selling and administrative expenses. Net income attributable to Tennant Company decreased $15.4 million to $10.3 million, driven by lower margins, partly offset by interest expense savings and a $7.5 million gain after-tax from the divestiture of the Company’s coatings business recognized in 2021.

Organic Sales Results

	Three Months Ended
	March 31, 2022
	Americas	EMEA	APAC	Total
Organic net sales growth	2.3%	4.2%	-20.2%	0.8%

Organic net sales increased by 0.8% in the first quarter of 2022. Regional results were as follows:

●

Net sales in the Americas grew 2.3% organically in the first quarter due to higher selling prices partly offset by lower volume. While year-over-year volume is lower, commercial and parts and consumables categories experienced growth.

●	Net sales for Europe, Middle East, and Africa (EMEA) grew 4.2% organically in the first quarter due to higher selling prices, growth in services and higher sales of parts and consumables.
●	Net sales in Asia-Pacific (APAC) declined 20.2% organically in the first quarter due to government shutdowns in China related to COVID-19 outbreaks, as well as softer demand in certain markets partly offset by volume upside in Australian markets.

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Page 3 – Tennant Company Reports 2022 First-Quarter Results

Cash Flow, Capital Allocation and Liquidity

For the first quarter of 2022, cash flow used in operations was $10.1 million compared to $18.4 million cash from operations in the prior-year period. The year-over-year decrease in operating cash flow was driven primarily by significant changes in working capital, specifically inventory, which increased as a result of rising costs and an increase in safety stocks.

The Company continues to deploy cash flow toward operational capital needs and returning capital to shareholders. Liquidity remained strong with a balance of $110.4 million in cash and cash equivalents as of the end of the first quarter.

2022 Business Outlook

“We are pleased with the strong, continuing demand for Tennant products and are encouraged by the commitment and agility of our teams in addressing the changing market landscape to meet this demand,” said Huml. “Macroeconomic headwinds and geopolitical risk factors have worsened, and our revised guidance reflects the current operating environment, which is constrained by parts availability and higher inflation. We are working creatively and diligently to overcome these challenges and remain well positioned to capitalize on any improvement in parts availability."

For 2022, Tennant provides the following guidance:

(In millions except per share data)	FY 2022 Revised
Guidance Range
Net sales	$1,125.0 - $1,170.0
Organic net sales growth	4.5% - 8.5%
Diluted net income per share	$3.65 - $4.25
Adjusted diluted net income per share*	$4.15 - $4.75
Adjusted EBITDA	$140.0 - $155.0
Capital expenditures	$25.0 - $30.0
Adjusted effective tax rate*	20.0% - 25.0%

*Excludes certain non-operational items and amortization expense

Conference Call

Tennant will host a conference call to discuss its 2022 first-quarter results today, April 28, 2022, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A replay of the conference call, with slides, will be available at investors.tennantco.com.

Company Profile

Founded in 1870, Tennant Company (TNC), headquartered in Eden Prairie, Minnesota, is a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.09 billion in 2021 and has approximately 4,250 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

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Page 4 – Tennant Company Reports 2022 First-Quarter Results

Forward-Looking Statements

Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; uncertainty surrounding the impacts and duration of the COVID-19 pandemic; our ability to comply with global laws and regulations; our ability to adapt to customer pricing sensitivities; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to adjust pricing to respond to cost pressures; unforeseen product liability claims or product quality issues; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; our ability to successfully protect our information technology systems from cybersecurity risks; the occurrence of a significant business interruption; our ability to maintain the health and safety of our workers; our ability to integrate acquisitions; and our ability to develop and commercialize new innovative products and services.

We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2021 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures

This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or non-operational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

We believe that disclosing selling and administrative (“S&A”) expense – as adjusted, S&A expense as a percent of net sales – as adjusted, operating income – as adjusted, operating margin – as adjusted, income before income taxes – as adjusted, income tax expense – as adjusted, net income attributable to Tennant Company – as adjusted, net income attributable to Tennant Company per share – as adjusted, EBITDA – as adjusted, and EBITDA margin – as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate S&A expense – as adjusted, and S&A expense as a percent of net sales – as adjusted by adjusting for restructuring charges. We calculate operating income – as adjusted and operating margin – as adjusted by adjusting for restructuring charges and gain on sale of business. We calculate income before income taxes – as adjusted by adjusting for the pre-tax effect of restructuring charges, amortization expense and gain on sale of business. We calculate income tax expense – as adjusted by adjusting for the tax effect of restructuring charges, amortization expense and gain on sale of business. We calculate net income attributable to Tennant Company – as adjusted by adjusting for the after-tax effect of restructuring charges, amortization expense and gain on sale of business. We calculate net income attributable to Tennant Company per share – as adjusted by adjusting for the after-tax effect of restructuring charges, amortization expense and gain on sale of business, and dividing the result by the diluted weighted average shares outstanding. We calculate EBITDA – as adjusted by adjusting for the pre-tax effect of the restructuring charges, amortization expense, gain on sale of business, interest expense, net, income tax expense, depreciation expense and amortization expense to net income including noncontrolling interest – as reported. We calculate EBITDA margin – as adjusted by dividing EBITDA – as adjusted by net sales.

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Investors should consider these Non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Tables to this earnings release.

FINANCIAL TABLES FOLLOW

Page 6 – Tennant Company Reports 2022 First-Quarter Results

TENNANT COMPANY

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except shares and per share data)	Three Months Ended
	March 31,
	2022	2021
Net sales	$258.1	$263.3
Cost of sales	159.2	150.0
Gross profit	98.9	113.3
Selling and administrative expense	76.6	79.4
Research and development expense	7.7	7.4
Gain on sale of business	—	(9.8)
Operating income	14.6	36.3
Interest expense, net	(0.3)	(3.9)
Net foreign currency transaction gain	0.6	0.5
Other (expense) income, net	(0.2)	0.1
Income before income taxes	14.7	33.0
Income tax expense	4.4	7.3
Net income attributable to Tennant Company	$10.3	$25.7

Net income attributable to Tennant Company per share
Basic	$0.56	$1.39
Diluted	$0.55	$1.37

Weighted average shares outstanding
Basic	18,463,419	18,456,079
Diluted	18,799,732	18,831,423

GEOGRAPHICAL NET SALES(1) (Unaudited)

	Three Months Ended
	March 31,
	2022	2021	% Change
Americas	$160.3	$157.8	1.6%
Europe, Middle East and Africa	78.7	80.9	(2.7)%
Asia Pacific	19.1	24.6	(22.4)%
Total	$258.1	$263.3	(2.0)%

(1) Net of intercompany sales.

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Page 7 – Tennant Company Reports 2022 First-Quarter Results

TENNANT COMPANY

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	(Unaudited)
	March 31,	December 31,
	2022	2021
ASSETS
Cash, cash equivalents, and restricted cash	$110.4	$123.6
Receivables, less allowances of $5.6 and $5.3, respectively	199.5	211.4
Inventories	184.4	160.6
Prepaid and other current assets	30.5	31.2
Total current assets	524.8	526.8
Property, plant and equipment, less accumulated depreciation of $265.1 and $258.4, respectively	171.2	172.8
Operating lease assets	38.6	41.3
Goodwill	190.0	193.1
Intangible assets, net	91.6	98.0
Other assets	34.0	29.7
Total assets	$1,050.2	$1,061.7
LIABILITIES AND EQUITY
Current portion of long-term debt	$4.7	$4.2
Accounts payable	120.0	121.5
Employee compensation and benefits	48.0	60.6
Other current liabilities	93.7	104.0
Total current liabilities	266.4	290.3
Long-term debt	276.9	263.4
Long-term operating lease liabilities	22.9	25.4
Employee-related benefits	16.2	16.3
Deferred income taxes	19.6	20.6
Other liabilities	10.9	10.6
Total long-term liabilities	346.5	336.3
Total liabilities	612.9	626.6
Common Stock, $0.375 par value; 60,000,000 shares authorized; 18,579,816 and 18,535,116 shares issued and outstanding, respectively	7.0	7.0
Additional paid-in capital	54.6	54.1
Retained earnings	416.3	410.6
Accumulated other comprehensive loss	(41.9)	(37.9)
Total Tennant Company shareholders' equity	436.0	433.8
Noncontrolling interest	1.3	1.3
Total equity	437.3	435.1
Total liabilities and total equity	$1,050.2	$1,061.7

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Page 8 – Tennant Company Reports 2022 First-Quarter Results

TENNANT COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended
(In millions)	March 31,
	2022	2021
OPERATING ACTIVITIES
Net income including noncontrolling interest	$10.3	$25.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	8.2	8.3
Amortization expense	4.5	5.3
Deferred income tax expense (benefit)	(1.3)	(1.5)
Share-based compensation expense	1.8	3.1
Bad debt and returns expense	0.4	0.6
Gain on sale of business	—	(9.8)
Other, net	0.2	1.4
Changes in operating assets and liabilities:
Receivables	10.1	(0.7)
Inventories	(29.0)	(18.3)
Accounts payable	2.0	3.2
Employee compensation and benefits	(12.6)	(5.7)
Other assets and liabilities	(4.7)	6.8
Net cash (used in) provided by operating activities	(10.1)	18.4
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(5.0)	(4.8)
Proceeds from sale of business, net of cash divested	—	24.7
Purchase of intangible assets	—	(0.1)
Investment in leased assets	(3.7)	—
Cash received from leased assets	0.1	—
Net cash (used in) provided by investing activities	(8.6)	19.8
FINANCING ACTIVITIES
Proceeds from borrowings	15.0	—
Repayments of borrowings	(0.9)	(0.2)
Contingent consideration payments	—	(0.5)
(Repurchases) proceeds from exercise of stock options, net of employee tax withholdings obligations	(1.2)	3.1
Dividends paid	(4.6)	(4.2)
Net cash provided by (used in) financing activities	8.3	(1.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.8)	(2.2)
Net (decrease) increase in cash, cash equivalents and restricted cash	(13.2)	34.2
Cash, cash equivalents and restricted cash at beginning of period	123.6	141.0
Cash, cash equivalents and restricted cash at end of period	$110.4	$175.2

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Page 9 – Tennant Company Reports 2022 First-Quarter Results

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

Reported to Adjusted Selling and Administrative Expense (S&A expense) and Operating Income

(In millions)	Three Months Ended
	March 31,
	2022	2021
Selling and administrative expense - as reported	$76.6	$79.4
Selling and administrative expense as a percent of Net Sales - as reported	29.7%	30.2%
Adjustments:
Restructuring charge (S&A expense)	(0.2)	—
Selling and administrative expense - as adjusted	$76.4	$79.4
Selling and administrative expense - as adjusted	29.6%	30.2%

Operating income - as reported	$14.6	$36.3
Operating margin - as reported	5.7%	13.8%
Adjustments:
Restructuring charge (S&A expense)	0.2	—
Gain on sale of business	—	(9.8)
Operating income - as adjusted	$14.8	$26.5
Operating margin - as adjusted	5.7%	10.1%

Reported to Adjusted Income Before Income Taxes and Income Tax Expense

(In millions)	Three Months Ended
	March 31,
	2022	2021
Income before income taxes - as reported	$14.7	$33.0
Adjustments:
Restructuring charge (S&A expense)	0.2	—
Amortization expense	4.5	5.3
Gain on sale of business	—	(9.8)
Income before income taxes - as adjusted	$19.4	$28.5

Income tax expense - as reported	$4.4	$7.3
Effective tax rate - as reported	29.9%	22.1%
Adjustments(1):
Restructuring charge (S&A expense)	—	—
Amortization expense	1.3	1.5
Gain on sale of business	—	(2.3)
Income tax expense - as adjusted	$5.7	$6.5
Effective tax rate - as adjusted	29.4%	22.8%

(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where income or expenses were generated.

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Page 10 – Tennant Company Reports 2022 First-Quarter Results

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

Reported to Adjusted Net Income and Net Income Per Share Attributable to Tennant Company

(In millions, except per share data)	Three Months Ended
	March 31,
	2022	2021
Net income attributable to Tennant Company - as reported	$10.3	$25.7
Adjustments:
Restructuring charge (S&A expense)	0.2	—
Amortization expense	3.2	3.8
Gain on sale of business	—	(7.5)
Net income attributable to Tennant Company - as adjusted	$13.7	$22.0

Net income attributable to Tennant Company per share - as reported:
Diluted	$0.55	$1.37
Adjustments:
Restructuring charge (S&A expense)	0.01	—
Amortization expense	0.17	0.19
Gain on sale of business	—	(0.40)
Net income attributable to Tennant Company per diluted share - as adjusted	$0.73	$1.17

Reported Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In millions)	Three Months Ended
	March 31,
	2022	2021
Net income attributable to Tennant Company - as reported	$10.3	$25.7
Less:
Interest expense, net	0.3	3.9
Income tax expense	4.4	7.3
Depreciation expense	8.2	8.3
Amortization expense	4.5	5.3
EBITDA	27.7	50.5
Adjustments:
Restructuring charge (S&A expense)	0.2	—
Gain on sale of business	—	(9.8)
EBITDA - as adjusted	$27.9	$40.7
EBITDA margin - as adjusted	10.8%	15.5%

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